UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2019, Mr. John Shelnutt, 57, was appointed as a member of the Board of Directors of ADDvantage Technologies Group, Inc. (the “Company”).  Mr. Shelnutt was appointed to serve on the Compensation Committee of the Company’s Board of Directors.  Mr. Shelnutt is currently Vice President of Blue Danube Systems, a start-up company that designs intelligent wireless access solutions using cloud-based analytics and machine learning to deliver high definition active antenna systems technology to the wireless industry.  Prior to joining Blue Danube Systems in 2017, Mr. Shelnutt served in various executive capacities at Cisco, including leading their mobility division with global responsibility for all of the mobile product offerings of the company and managing one of their largest global customers.  Mr. Shelnutt also spent 12 years in various executive leadership roles at Alcatel including the startup of their global DSL division and managing their United States mobility division.  Mr. Shelnutt has served on various boards within the telecommunications industry including the QuEST Forum, ATIS, Broadband Forum and was an advisor to Tech Titans of Dallas, Texas and the City of New York Public Schools Technology group.  Mr. Shelnutt’s extensive experience in the telecommunications industry and background in business leadership and corporate strategy will allow him to provide significant input to our Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated July 11, 2019 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: July 12, 2019

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 11, 2019 issued by the Company.